Exhibit 1.4

     (For assistance in filling out this form, please see the reverse side)

Mail Completed Form to: Cornerstone Ministries Investments, Inc.,
                        Investor Services
                        2450 Atlanta Highway, Suite 903, Cumming, GA 30040

      Please issue a certificate of indebtedness of Cornerstone Ministries Investments, Inc. in the amount and name shown below. I have received the Prospectus. I certify (i) that the number shown on this form is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding.

Signature:_______________________________________________     Date______________

Signature: ______________________________________________     Date______________

Enclosed is payment for purchase of _____ shares of common stock, at $10.00 per share $_______

Register the shares in the following name(s):

Name(1) ____________________ Social Security or Taxpayer ID
Number_______________Birthdate_______
Name(2) ____________________ Social Security or Taxpayer ID number _____________

As (check one):  Individual ____  Joint Tenants _____
Custodial (shares owned by minors) _____
Tenants in Common ____    Corporation ____     Trust _______       Other _____

RETIREMENT ACCOUNT      ( ) Traditional IRA     ( ) Roth IRA         ( ) KEOGH

  Custodian:__________________________________

Mailing Address for the person(s) who will be registered certificate owner(s):

  Address:
           ---------------------------------------------------------------------

  City, State & Zip Code:                      e-mail address:
                         -------------------------------------------------------

  Telephone Number: Business:  (   )                 Home:  (  )
                             ---------------------------------------------------

      Yes, I want to save the cost of printing and mailing financial reports, proxy statements, and other documents. Please send all certificate holder communications to my email address. Signature: ______________________________

      Please attach any special mailing instructions other than shown above
                  NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE
 You will be mailed a signed copy of this agreement to retain for your records.
        Subscription accepted by Cornerstone Ministries Investments, Inc.
                          and its sales representative:

____________________________________                   Date__________________

Broker/Dealer_______________________________________   Broker________________

Share Purchase Agreement                                                  page 2

                  How to Complete the Share Purchase Agreement

        Make checks payable to: Cornerstone Ministries Investments, Inc.

How can I purchase a shares? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards are accepted.

Who should sign it? The person who is making the decision to buy the shares. This may be different from the person in whose name the certificate is being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing this purchase agreement or the name(s) in which the shares are to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? No. Make a copy of the form to use for an additional investment.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If you want some other legal arrangement, such as holding the shares until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated November 29, 1997."

Can I purchase shares for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants: The shares are jointly owned by two or more persons. If one person passes away, all of the shares are transferred to the surviving partner(s).

Tenants In Common:  The shares are jointly owned by two or more persons.  If one person passes away, half (or whatever fraction designated of the shares) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of the Trust and the Trust's taxpayer ID number.

Custodial:          Usually  established for a minor, for a Guardian to maintain control of the shares  until the minor  becomes of legal age
                    (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:              1) Partnership - Make sure to list Tax ID #
                    2) IRA (Keogh, SEP or other retirement plan): Make sure your trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows:
                    [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]